Exhibit 23.1

                        [Letterhead of BDO Seidman, LLP]

Consent of Independent Certified Public Accountants




Symbollon Corporation
Framingham, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 21, 2000, relating to the financial statements of Symbollon Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                   BDO Seidman, LLP


Boston, Massachusetts
June 21, 2000